UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2018

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 1, 2018, NewDominion Bank, a North Carolina state-chartered bank (“NewDominion”), merged with and into The Park National Bank (“Park National Bank”), a national banking association and a wholly owned subsidiary of Park National Corporation, an Ohio corporation (the “Company”), with Park National Bank continuing as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 22, 2018 (the “Merger Agreement”), by and between the Company, Park National Bank and NewDominion.
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of NewDominion voting and non-voting common stock, par value $0.25 per share (“NewDominion Common Stock”), subject to the proration and allocation procedures set forth in the Merger Agreement, was converted into the right to receive for each share of NewDominion Common Stock either (i) $1.08 in cash (the “cash consideration”) or (ii) 0.01023 of a share (the “Exchange Ratio”) of Company common stock, without par value (the “stock consideration” and, together with the cash consideration, the “Merger Consideration”). At the Effective Time, NewDominion stock options were canceled and converted into the right to receive the Merger Consideration subject to the terms set forth in the Merger Agreement. In addition, NewDominion restricted stock awards were fully vested at the Effective Time (with any performance-based vesting condition deemed satisfied) and canceled and converted automatically into the right to receive Merger Consideration, with the same election right as New Dominion stockholders, subject to proration.
As previously announced, the election deadline for holders of NewDominion Common Stock and certain NewDominion equity awards to elect the form of consideration they wished to receive in the Merger, subject to the allocation and proration procedures set forth in the Merger Agreement, was 5:00 p.m., Eastern Time, on June 28, 2018. Pursuant to the Merger Agreement, at the Effective Time, 40% of the shares of NewDominion Common Stock (including the shares underlying the NewDominion options and restricted stock awards) outstanding immediately prior to the Effective Time were converted into the right to receive the cash consideration and 60% of the shares of NewDominion Common Stock outstanding immediately prior to the Effective Time were converted into the right to receive the stock consideration. The cash consideration was funded through cash on hand from the Company.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed on January 26, 2018 and is incorporated herein by reference.

Item 8.01	Other Events.

On July 2, 2018, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits
2.1Agreement and Plan of Merger and Reorganization among Park National Corporation, The Park National Bank and NewDominion Bank, dated as of January 22, 2018 (attached as Exhibit 2.1 to the Company’s Form 8-K filed on January 26, 2018 and incorporated herein by reference).
99.1Press Release dated July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: July 2, 2018	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer